UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
August 21, 2008
Date of report (Date of earliest event reported)
Wireless Ronin Technologies, Inc.
(Exact name of registrant as specified in its charter)

Minnesota	1-33169	41-1967918
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)
5929 Baker Road, Suite 475
Minnetonka, Minnesota 55345
(Address of principal executive offices, including zip code)
(952) 564-3500
(Registrant’s telephone number, including area code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
     As previously reported, effective October 8, 2007, NewSight Corporation (“NewSight”) issued us a Secured Promissory Note (the “Note”) for goods provided and services rendered. In connection with the issuance of the Note, we also entered into a Security Agreement, dated October 12, 2007, with NewSight pursuant to which we acquired a security interest in certain collateral of NewSight, consisting of all existing and after-acquired video screens and monitors and other equipment for digital signage then or thereafter provided by us to NewSight, including all such equipment located in the Fashion Square Mall in Saginaw, Michigan and the Asheville Mall in Asheville, North Carolina, and any grocery store premises operated by Meijer, Inc. ("Meijer") and its affiliates (the “Meijer Network”) and all related hardware, software and parts used in connection with such equipment or the Meijer Network and all proceeds from such personal property, but not including any intellectual property of NewSight (the “Collateral”).
     The Note, as amended, matured on August 15, 2008. NewSight’s aggregate indebtedness to us, including the Note, accrued interest, and all accrued warehousing fees and expenses and network operating and maintenance expenses, totaled $2,761,608 at such date (the “Aggregate Indebtedness”). Given NewSight’s inability to obtain financing that would have allowed it to repay this obligation and given the termination of NewSight’s business relationship with Meijer regarding the Meijer Network, we entered into negotiations with NewSight and its principal creditor, Prentice Capital Management, L.P. (“Prentice”), to obtain ownership of the Collateral (other than the Released Collateral (as defined below)) (the “Surrendered Collateral”) in recognition of our rights as a secured creditor. The “Released Collateral” represented Collateral presently installed at the stores operated by CBL Associated at the Fashion Square Mall and the Asheville Mall.
     On August 21, 2008, we entered into a Turnover and Surrender Agreement with NewSight (the “Turnover and Surrender Agreement”) under which NewSight surrendered, transferred and turned over to us, and we accepted, the Surrendered Collateral in full satisfaction of the Aggregate Indebtedness. We agreed that, except for the obligations under the Turnover and Surrender Agreement, NewSight has no further obligations to us. The Surrendered Collateral was turned over and surrendered to us on an “as is” and “where is” basis.
     Under the Turnover and Surrender Agreement, NewSight granted us an irrevocable license and consent to enter into any properties licensed to or leased by NewSight for the purpose of taking possession and control of such collateral. NewSight further agreed to indemnify and hold us and our subsidiary, and all of our shareholders, agents, officers and directors harmless against any and all claims, losses and expenses (including attorneys fees) related to any claims against us as a result of a breach of any covenant, representation or warranty by NewSight in the Turnover and Surrender Agreement, and claims by any creditor, shareholder or trustee of NewSight relating to the transfer and surrender under the Turnover and Surrender Agreement. We and NewSight also agreed to a mutual release of all claims except obligations arising under the Turnover and Surrender Agreement.
     In addition, we entered into a Consent Agreement with Prentice on August 21, 2008 (the “Consent Agreement”) pursuant to which Prentice consented to the terms and conditions of the Turnover and Surrender Agreement. The Consent Agreement also provides for the allocation of any future proceeds received or paid to us in connection with the Surrendered Collateral or the Meijer Network. In general, such funds would be applied in the following manner: (1) first to payment of our expenses in connection with the turnover and surrender, (2) second to payment of our expenses in connection with replacing, modifying or enhancing the Surrendered Collateral, (3) third to our company in payment of the Aggregate Indebtedness, (4) fourth the next $100,000 of proceeds would be allocated 70% to our company and 30% to Prentice, and (5) fifth all remaining proceeds would be allocated 50% to our company and 50% to Prentice. These allocations also apply in the event of the sale or contribution by our company of the Surrendered Collateral or the Meijer Network. However, such allocations do not apply to amounts paid or payable to our company in payment or reimbursement of our monthly costs to operate or service the Meijer Network. The rights and interests granted by our company to Prentice under the Consent Agreement expire on the third anniversary of the Consent Agreement. We and Prentice also generally agreed to a mutual release of all claims.
     On August 21, 2008, we also entered into an Interim Operating Agreement with ABC National Television Sales, Inc. (“ABC”) and Met/Hodder, Inc. (“MH”) pursuant to which the parties will continue to operate the Meijer Network through October 31, 2008 (the “Interim Operating Agreement”). We will operate the monitors in Meijer stores, monitoring content and providing certain advertisement tracking services. MH will provide programming content, manage content play lists and perform certain monitoring tasks. ABC will provide sales representation services. We entered into the Interim Operating Agreement to continue to run the Meijer Network for an interim period necessary to establish a more permanent arrangement with respect to the Meijer Network ownership and placement in Meijer stores. To the extent that such funds are available from advertising revenues on the Meijer Network, we will receive $51,000 to compensate us for expenses incurred to operate and monitor the Meijer Network on this interim basis.
ITEM 1.02 TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT
     As part of the Turnover and Surrender Agreement we entered into on August 21, 2008 (defined in Item 1.01 above), which ended NewSight’s obligations to us, we and NewSight agreed to (i) cancel the Digital Signage Agreement by and between our company and NewSight, effective October 12, 2007 (the “Meijer Agreement”) and (ii) terminate the letter agreement dated June 4, 2008, by and between the parties and Prentice (the “Letter Agreement”).
     Under the Turnover and Surrender Agreement, the parties agreed to fully release one another from any rights or obligations accrued under either the Meijer Agreement or the Letter Agreement. The parties also agreed that the amounts otherwise payable under the Letter Agreement are included within the definition of Aggregate Indebtedness set forth in the Turnover and Surrender Agreement described in Item 1.01 above. Other than as described herein, we incurred no penalties in connection with the cancelation of the Meijer Agreement or the Letter Agreement.
     Further information regarding the relationship between our company and NewSight is set forth in Item 1.01 above. Such information is incorporated by reference in response to this Item 1.02.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 27, 2008	Wireless Ronin Technologies, Inc.

	By:	/s/ Scott N. Ross Scott N. Ross Vice President, General Counsel and Secretary

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